================================================================================


Exhibit 32.1

      CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the quarterly report of Dauphin Technology, Inc. (the "Company") on Form 10-Q for the third quarter ended September 30, 2005, Andrew
J. Kandalepas hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:


1. The quarterly report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  June 30, 2006                             /s/ Andrew J. Kandalepas
                                                  --------------------------
                                                  Andrew J. Kandalepas
                                                  Principal Executive Officer
                                                  Principal Financial Officer












--------------------------------------------------------------------------------